                                                                     EXHIBIT 5.1

                               LATHAM & WATKINS
                               Attorneys at Law
                       633 West Fifth Street, Suite 4000
                      Los Angeles, California 90071-2007
                           Telephone (213) 485-1234
                              Fax (213) 891-8763

                              September 11, 1997


Assisted Living Concepts, Inc.
9955 SE Washington, Ste 201
Portland, Oregon 97216

     Re:  Assisted Living Concepts, Inc.


Ladies and Gentlemen:

     At your request, we have examined the registration statement on Form S-3 (the "Registration Statement") being filed by you with the Securities and Exchange Commission in connection with the registration, under the Securities Act of 1933, as amended, of up to $150,000,000 aggregate offering price of securities (the "Securities"), consisting of one or more series of debt securities (the "Debt Securities"), one or more series of shares of preferred stock, par value $.01 per share (the "Preferred Stock"), and shares of common stock, par value $.01 per share (the "Common Stock"). We also have examined the form of indenture by and between Assisted Living Concepts, Inc. (the "Company") and Harris Trust and Savings Bank, as trustee, relating to the Debt Securities (the "Indenture").

     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

     In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

     1. The Debt Securities have been duly authorized by the Company, and when the Debt Securities have been duly established by the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Debt Securities will constitute legally valid and binding obligations of the Company.

     2. The Preferred Stock has been duly authorized by the Company, and when the Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Incorporation and applicable law and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

     3. The Common Stock, including any Common Stock that may be issuable pursuant to the conversion of any Debt Securities or Preferred Stock, has been duly authorized, and upon issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

     The opinion rendered in clause 1 above is subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or law, the discretion of the court before which any proceeding therefor may be brought; and (iii) we express no opinion with respect to whether acceleration of Debt Securities may affect the collectibility of any portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon.

     To the extent that the obligations of the Company under the Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

     We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the prospectus included therein.

                                        Very truly yours,


                                        /s/  LATHAM & WATKINS